Exhibit (a)(1)(E)
OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock
of
Laserscope
at
$31.00 Net Per Share
by
Kermit Merger Corp.
An indirect subsidiary of
American Medical Systems Holdings, Inc.
THE OFFER (AS DEFINED HEREIN) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, CENTRAL TIME, ON WEDNESDAY, JULY 12, 2006 UNLESS THE OFFER IS EXTENDED.
June 14, 2006
To Our Clients:
      Enclosed for your consideration is an Offer to Purchase, dated June 14, 2006, and the related Letter of Transmittal (which, as each may be amended or supplemented from time to time, collectively constitute the “Offer”) relating to the third party tender offer by Kermit Merger Corp., a California corporation (“Purchaser”) and an indirect subsidiary of American Medical Systems Holdings, Inc., a Delaware corporation (“AMS”), to purchase all of the outstanding shares of common stock of Laserscope, no par value (the “Shares”), at a price of $31.00 per Share (the “Offer Price”), net to the seller in cash, less any required withholding of taxes and without the payment of any interest, upon the terms and subject to the conditions set forth in the Offer.
      We are the holder of record of Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions.
      Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.
      Your attention is directed to the following:

1. The Offer Price is $31.00 per Share, net to the seller in cash, without interest and less any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer.

2. The Offer is being made for all outstanding Shares (other than Shares owned by AMS and Purchaser).

3. The Offer is being made pursuant to the terms of an Agreement and Plan of Merger, dated as of June 3, 2006, among AMS, Purchaser and Laserscope (the “Merger Agreement”). The Merger Agreement provides, among other things, for the making of the Offer by Purchaser. The Merger Agreement further provides that Purchaser will be merged with and into Laserscope (the “Merger”) following the completion of the Offer and promptly after satisfaction or waiver of certain conditions. Laserscope will continue as the surviving corporation after the Merger and will be an indirect subsidiary of AMS.

4. The Board of Directors of Laserscope at a meeting held on June 3, 2006, by the unanimous vote of all directors (i) determined the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger (both as defined herein), to be advisable and in the best interests of Laserscope and its shareholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, (iii) determined that it was in the best interests of Laserscope and its shareholders to enter into the Merger Agreement and consummate the Offer and the Merger on the terms and conditions set forth in the Merger Agreement, and (iv) recommended that Laserscope shareholders accept the Offer and, to the extent shareholder action is required by applicable law, approve and adopt the Merger Agreement and the transactions contemplated thereby.

5. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, CENTRAL TIME, ON WEDNESDAY, JULY 12, 2006 UNLESS THE OFFER IS EXTENDED.

6. Tendering shareholders will not be obligated to pay any commissions or fees to any broker, dealer or other person or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of Shares to Purchaser or to its order pursuant to the Offer.

7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn at least 90% of the “fully diluted shares” (as defined in the Offer to Purchase) (the “Minimum Condition”) as of the date the Shares are accepted for payment pursuant to the Offer, and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar statutes or regulations of foreign jurisdictions. In certain circumstances described in the Offer to Purchase, the Minimum Condition may be reduced to a percentage of the fully diluted shares that is lower than 90%. The Offer also is subject to certain other terms and conditions.
      If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION OF THE OFFER.
      Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company (the “Depositary”) of (a) Share certificates (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase)), (b) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any acquired signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.
      The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, Purchaser may, in its sole discretion, take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Piper Jaffray & Co., which is acting as the Dealer Manager for the Offer, or by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO
THE OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
of
LASERSCOPE
at
$31.00 NET PER SHARE
by
KERMIT MERGER CORP.
an indirect subsidiary of
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
        The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated June 14, 2006, and the related Letter of Transmittal, in connection with the offer by Kermit Merger Corp., a California corporation (“Purchaser”) and an indirect subsidiary of American Medical Systems Holdings, Inc., a Delaware corporation, to purchase all of the outstanding shares of common stock of Laserscope, no par value (the “Shares”), at a price of $31.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.
      This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares
to be Tendered:	Shares:*	SIGN BELOW

Signature(s)

Please print name(s)

Address

Account Number

Area Code & Telephone Number

Taxpayer Identification Number(s) or Social Security Number(s)

Date: , 2006

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.